Exhibit 4.4
[FORM OF 6.05% EXCHANGE SENIOR NOTE DUE 2021]
CUSIP NUMBER 33766J AD5
ISIN NUMBER US33766JAD54
(Face of Senior Note)
FIRSTENERGY SOLUTIONS CORP.
6.05% SENIOR NOTES DUE 2021
No. ___
$[                 ]
FIRSTENERGY SOLUTIONS CORP., an Ohio corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [                   ] Dollars, or such greater or lesser amount as may from time to time be endorsed on the Schedule of Increases and Decreases of Interests in the Global Securities attached hereto (but in no event may such amount exceed the aggregate principal amount of Senior Notes authenticated pursuant to Section 303 of the Indenture referred to below and then outstanding pursuant to Section 201 of the First Supplemental Indenture) on the Stated Maturity specified below.
Original Issue Date: August 7, 2009
Stated Maturity: August 15, 2021
Interest Rate: 6.05%
Interest Payment Dates: February 15 and August 15, commencing February 15, 2010
Record Dates: The Business Day immediately preceding each Interest Payment Date so long as this Senior Note is issued in book-entry only form, otherwise the fifteenth calendar day next preceding each Interest Payment Date.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name by the manual or facsimile signature of an Authorized Executive Officer and attested by the manual or facsimile signature of another Authorized Executive Officer.

FIRSTENERGY SOLUTIONS CORP.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

TRUSTEE’S AUTHENTICATION CERTIFICATE
This is one of the Senior Notes of the series herein designated therein referred to in the within-mentioned Indenture.
Dated:                     , 20__

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

(Back of Senior Note)
FIRSTENERGY SOLUTIONS CORP.
6.05% SENIOR NOTES DUE 2021
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. The Securities are general obligations of the Company as described in the Indenture. This Senior Note is entitled to the benefits of the FGCO Guaranty and the NGC Guaranty on the terms set forth in the Indenture.
1. Interest. FIRSTENERGY SOLUTIONS CORP., an Ohio corporation (the “Company”) promises to pay interest from the Original Issue Date specified above or from the most recent Interest Payment Date to which Interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on February 15, 2010, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment. No interest shall accrue at Maturity, so long as the principal amount of this Senior Note is paid at Maturity. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date (except for interest payable on the Stated Maturity specified above, or, if applicable, upon redemption or acceleration) will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date; and provided, that interest payable on the Stated Maturity specified above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable on such Maturity. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Senior Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders not more than fifteen days or fewer than ten days prior to such Special Record Date. Payment of principal of, interest and premium, if any, on this Senior Note shall be payable pursuant to Section 601 of the Indenture.
No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Senior Note at the times, place, and rate, in the coin or currency, and in the manner, herein prescribed.
As used herein, “Business Day” shall mean each day that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the Global Corporate Trust Office of the Trustee is located, are obligated or authorized by law or executive order to close.
2. Method of Payment. Payment of the principal of and premium, if any, on this Senior Note and interest hereon at the Stated Maturity shall be made upon presentation of this Senior Note at the Global Corporate Trust Office of our designated agent, The Bank of New York Mellon Trust Company, N.A., located at 1660 West 2nd Street, Cleveland, Ohio, 44113, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Senior Note (other than interest at the Stated Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee or other Paying Agent and such Person and (b) if such Person is a Holder of $10,000,000 or more in aggregate principal amount of Senior Notes of this series such payment may be in immediately available funds by wire transfer to such account as may have been designated in writing by the Person entitled thereto as set forth herein in time for the Paying Agent to make such payments in accordance with its normal procedures. Any such designation for wire transfer purposes shall be made by filing the appropriate information with our designated agent, The Bank of New York Mellon Trust Company, N.A., at its Global Corporate Trust Office, located at 1660 West 2nd Street, Cleveland, Ohio, 44113, not less than fifteen calendar days prior to the applicable payment date and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further interest payments (other than interest payments at Maturity) with respect to this Senior Note payable to such Holder. Payment of the principal of and premium, if any, and interest, if any, on this Senior Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
If any Interest Payment Date, any Redemption Date, or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Senior Note on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be, to such Business Day.
3. Paying Agent and Security Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity; provided that if the Company or such subsidiary is acting as Paying Agent, the Company or such subsidiary shall segregate all funds held by it as Paying Agent and hold them in a separate trust fund for the benefit of the Holders.
4. Registration of Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office of our designated agent, The Bank of New York Mellon Trust Company, N.A., located at 1660 West 2nd Street, Cleveland, Ohio, 44113, or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.
The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Senior Notes of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Senior Notes of this series called for redemption or (b) any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the absolute owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
5. Indenture. This Senior Note is a global security in respect of a duly authorized issue of 6.05% Senior Notes due 2021 (the “2021 Notes,” which term includes any global note representing such Senior Notes) of the Company, issued and issuable in one or more series under the Indenture and First Supplemental Indenture, both dated as of August 1, 2009 (such Indentures as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular securities, being herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., under which The Bank of New York Mellon Trust Company, N.A. is trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties, and immunities of the Company, the Trustee, and the Holders of the Senior Notes thereunder and of the terms and conditions upon which the Senior Notes are, and are to be, authenticated and delivered. The acceptance of this Senior Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Senior Note is one of the series designated above.
6. Optional Redemption. This Senior Note is redeemable, at any time in whole or from time to time in part, at the Company’s option, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the Senior Notes. The Redemption Price will be equal to the greater of: (1) 100% of the principal amount of the Senior Notes to be redeemed, and (2) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Adjusted Treasury Rate (as defined below) plus 40 basis points. In each case, accrued and unpaid interest will be payable to the Redemption Date.
“Adjusted Treasury Rate” means, with respect to any Redemption Date:
•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the

Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from these yields on a straight line basis, rounding to the nearest month); or

•	if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (“Remaining Life”).
“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Reference Treasury Dealer” means (i) each of Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc. and their respective successors; provided, however, that if any of the foregoing cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.
“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on this Senior Note that would be due after the related Redemption Date but for such redemption. If such Redemption Date is not an Interest Payment Date with respect to this Senior

Note, the amount of the next succeeding scheduled interest payment on this Senior Note will be reduced by the amount of interest accrued on this Senior Note to such Redemption Date.
On and after the Redemption Date, interest will cease to accrue on this Senior Note or any portion of the Senior Note called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest. On or before the Redemption Date, the Company will deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on the Senior Note to be redeemed on such date. If less than all the Senior Notes of any series are to be redeemed, the Senior Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.
7. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.
8. Notice of Redemption. Notice of redemption shall be given by mail to Holders of Senior Notes, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Senior Note on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Senior Note.
In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes of this series, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
9. Repurchase at Option of Holder. If a Change of Control Triggering Event occurs, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company shall offer payment (a “Change of Control Purchase Price”) in cash equal to 101% of the aggregate principal amount of Senior Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder stating that a Change of Control Triggering Event has occurred and offering to repurchase Senior Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. Holders of Senior Notes electing to have Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender their Senior Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Senior Note completed, to the Paying Agent at the address specified in the notice, or transfer their Senior Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

10. Denominations, Transfer, Exchange. The Senior Notes of this series are issuable only as registered Senior Notes, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes of this series are exchangeable for a like aggregate principal amount of Senior Notes of the same series and tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Senior Note or Senior Notes to be exchanged at the Corporate Trust Administration Office of our designated agent, The Bank of New York Mellon Trust Company, N.A., located at 1660 West 2nd Street, Cleveland, Ohio, 44113, or such other office or agency as may be designated by the Company from time to time.
11. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes of all series then outstanding under the Indenture; provided, however, that if there shall be Senior Notes of more than one series outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Senior Notes of any such series, then the consent of the Holders of only a majority in aggregate principal amount of the outstanding Senior Notes of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Senior Notes of any series shall have been issued in more than one tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Senior Notes of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Senior Notes of all tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Senior Notes. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.
12. Defaults and Remedies. If an Event of Default with respect to the Senior Notes of this series shall occur and be continuing, the principal of this Senior Note may be declared due and payable in the manner and with the effect provided in the Indenture.
13. No Recourse Against Others. As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Senior Notes, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant, or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present, or future of the Company or of any predecessor or successor corporation (either directly or through the Company, or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and this Senior Note are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Senior Note.
14. Authentication. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
FirstEnergy Solutions Corp.
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Shareholder Services
(800) 736-3402
16. Discharge and Defeasance. As provided in the Indenture and subject to certain limitations therein and herein set forth, this Senior Note or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company) in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest, if any, on this Senior Note when due.
17. Merger, Consolidation. The Indenture contains terms, provisions, and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Senior Notes and to the release and discharge of the Company in certain circumstances, from such obligations.

18. Governing Law. The Indenture, the Supplemental Indenture and the Senior Notes shall be governed by and construed in accordance with the laws of the State of New York.

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Senior Note purchased by the Company pursuant to Section 302 of the First Supplemental Indenture, check the box below:
☐  Section 302
          If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 302 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face
of this Senior Note)

Tax Identification No.:

       Signature Guarantee1:

[1] Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS
IN THE GLOBAL SECURITIES
     The following increases or decreases in this Global Security have been made:

	Amount of	Amount of increase	Principal Amount	Signature of
	decrease	in Principal Amount	of this Global	authorized officer
Date of	in Principal	of	Security following	of Trustee
Exchange	Amount of	this Global Security	such decrease
	this Global		(or increase)
Security

AFFIRMATION OF GUARANTY
          Reference is hereby made to that certain Guaranty, dated as of March 26, 2007 (the “Guaranty”), executed and delivered by the undersigned in favor of the Guaranteed Parties as defined therein and acknowledged by FirstEnergy Solutions Corp. (the “Company”).
          The undersigned hereby affirms:
          (i) that the Senior Notes of the Company constitute FES Indebtedness (as defined in the Guaranty) and are Guaranteed Obligations (as defined in the Guaranty); and
          (ii) the Holder of the Senior Notes to which this affirmation is attached and the Trustee are Guaranteed Parties (as defined in the Guaranty); and
          (iii) its obligations under the Guaranty to the Guaranteed Parties thereunder in respect of the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, such Senior Notes, whether at maturity, by acceleration, redemption or otherwise.
          Capitalized terms not defined herein have the meaning set forth in the First Supplemental Indenture.
          IN WITNESS WHEREOF, the undersigned has executed this Affirmation as of this ___ day of             , 20___.

FIRSTENERGY GENERATION CORP.

By:
	Name:	James F. Pearson
	Title:	Vice President and Treasurer

AFFIRMATION OF GUARANTY
          Reference is hereby made to that certain Guaranty, dated as of March 26, 2007 (the “Guaranty”), executed and delivered by the undersigned in favor of the Guaranteed Parties as defined therein and acknowledged by FirstEnergy Solutions Corp. (the “Company”).
          The undersigned hereby affirms:
          (i) that the Senior Notes of the Company constitute FES Indebtedness (as defined in the Guaranty) and are Guaranteed Obligations (as defined in the Guaranty); and
          (ii) the Holder of the Senior Notes to which this affirmation is attached and the Trustee are Guaranteed Parties (as defined in the Guaranty); and
          (iii) its obligations under the Guaranty to the Guaranteed Parties thereunder in respect of the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, such Senior Notes, whether at maturity, by acceleration, redemption or otherwise.
          Capitalized terms not defined herein have the meaning set forth in the First Supplemental Indenture.
          IN WITNESS WHEREOF, the undersigned has executed this Affirmation as of this ___ day of             , 20___.

FIRSTENERGY NUCLEAR GENERATION CORP.

By:
	Name:	James F. Pearson
	Title:	Vice President and Treasurer